UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Dayforce, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2024, Dayforce, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the second quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On July 31, 2024, the Company announced that its Board of Directors (the “Board”) authorized and approved a share repurchase program pursuant to which the Company may purchase up to $500 million of its outstanding Common Stock, par value $0.01 per share (the “Common Stock”). A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Share repurchases under the program may be made from time to time, in the open market, in privately negotiated transactions, or otherwise, with the amount and timing of repurchases to be determined at the discretion of the Company’s management, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The primary purpose of the Company’s entry into the share repurchase program is to mitigate stockholder dilution from stock-based compensation.

The share repurchase program has no expiration date, does not obligate the Company to acquire any particular amount of Common Stock, and may be modified, suspended, or terminated at any time at the discretion of the Board. The Company expects to fund repurchases with existing cash and cash equivalents and working capital.

The information furnished on this Current Report on Form 8-K, including the exhibits attached, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and that are subject to the safe harbor created by those sections. Forward-looking statements, including, without limitation, statements concerning the Company’s operations, performance, and financial condition, and the amount, timing, and benefits of a share repurchase program, can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “assumes,” “projects,” “could,” “continues,” “likely,” “may,” “will,” “should,” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Consequently, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include those more fully described under the caption “Risk Factors” and elsewhere in documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits are furnished with this report and shall not be deemed to be “filed.”

Exhibit No.	Description

99.1	Press Release dated as of July 31, 2024.

99.2	Press Release dated as of July 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYFORCE, INC.

By:	/s/ Jeremy R. Johnson
Name:	Jeremy R. Johnson
Title:	Executive Vice President, Chief Financial Officer

Date: July 31, 2024